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                                      LEASE

         [Phase 3 Science Center / Nastech Pharmaceutical Company Inc.]

        THIS LEASE ("Lease") is dated for reference purposes only April 23rd, 2002, by and between PHASE 3 SCIENCE CENTER LLC, a California limited liability company, AHWATUKEE HILLS INVESTORS, LLC, an Arizona limited liability company, and J. ALEXANDER'S LLC, a Delaware limited liability company, as tenants in common (collectively, "Landlord"), and NASTECH PHARMACEUTICAL COMPANY INC., a Delaware corporation ("Tenant").

        1.      LEASE PREMISES.

                1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord during the Term of this Lease (defined below), on the terms and conditions set forth herein, those certain premises ("Premises") consisting of 27,714 square feet of Rentable Area (comprised of 7,938 square feet in Space C and 19,776 square feet in Spaces D & E) in the building (the "Building") at 3450 Monte Villa Parkway, Bothell, Washington, on real property legally described on Exhibit "A" attached hereto and incorporated herein by this reference. The Building consists of approximately 51,000 square feet of Rentable Area. The Building, the real property upon which the Building is located, and all landscaping, parking facilities, and other improvements and appurtenances related thereto are hereinafter collectively referred to as the "Project." The site plan for the Project is attached hereto as Exhibit "B" and the Premises are outlined on Exhibit "C". All portions of the Project which are for the non-exclusive use of tenants of the Project, which are identified on Exhibit "C" hereto as common areas, including without limitation interior entrance ways, lobbies, corridors, stairwells, elevators, equipment rooms and rest rooms, and exterior roadways, driveways, sidewalks, parking areas, and landscaped areas, are hereinafter referred to as "Common Areas."

        2.      BASIC LEASE PROVISIONS.

                2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein, which provisions are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                        2.1.1   Rentable Area of the Premises:
                                27,714 square feet, consisting of
                                Space C: 7,938 square feet
                                Spaces D & E: 19,776 square feet

                        2.1.2   Basic Annual Rent:
                                $831,420 ($30.00 per square foot per year for 27,714 square feet of Rentable Area, subject to adjustment pursuant to Sections 5.1 and 6.1)


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                        2.1.3   Monthly Installment of Basic Annual Rent:
                                $69,285 ($2.50 per square foot per month for 27,714 square feet of Rentable Area, subject to adjustment pursuant to Sections 5.1 and 6.1)

                        2.1.4   Tenant's Pro Rata Share: 54.34% of the Project

                        2.1.5   (a)     Estimated Delivery Date:
                                        Spaces D & E: June 1, 2002
                                        Space C: September 1, 2002

                                (b)     Term Commencement Date: November 15,
                                        2002, subject to adjustment pursuant to
                                        Section 3.2

                                (c)     Term Expiration Date: January 31, 2013

                        2.1.6   Security Deposit:

                                (a)     Cash in the amount of $277,140; and

                                (b)     Letter of Credit in the amount of
                                        $415,710

                        2.1.7   Permitted Use: Uses permitted in Section 10.1

                        2.1.8   Address for Rent Payment and Notices to
                                Landlord:

                                Phase 3 Properties, Inc.
                                8910 University Center Lane, Suite 265
                                San Diego, CA 92122

                                Address for Notices to Tenant:

                                Before Term Commencement Date:

                                Nastech Pharmaceutical Company Inc.
                                45 Adams Avenue
                                Hauppauge, NY 11788
                                Attn: David Wormuth

                                After Term Commencement Date:

                                Nastech Pharmaceutical Company Inc.
                                3450 Monte Villa Parkway
                                Bothell, WA
                                Attn: Chief Executive Officer


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                2.2.The following exhibits are attached hereto and incorporated herein by this reference:

                        Exhibit "A"   Legal Description of Real Property
                        Exhibit "B"   Site Plan of the Project
                        Exhibit "C"   Outline of the Premises
                        Exhibit "D"   Acknowledgment of Term Commencement Date
                        Exhibit "E"   Schematic Showing Tenant Improvements
                        Exhibit "E-1" Tenant Improvement Budget
                        Exhibit "E-2" Tenant Signage
                        Exhibit "F"   Form of Letter of Credit
                        Exhibit "G"   Rules and Regulations
                        Schedule 1    List of Removable Property (Section 17.7)

        3.      TERM.

                3.1 This Lease shall take effect upon the last date of execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the last date of execution hereof by each of the parties hereto.

                3.2 Tenant shall have the full right to use and occupy Spaces D and E on the date by which all of the following have occurred: (a) Landlord has tendered possession of Spaces D and E with the Tenant Improvements located in or serving such portion of the Premises Substantially Complete and otherwise in the condition required hereunder (other than two (2) exhaust fans for Tenant's fume hoods and four (4) lab benches if not received in a timely manner); and (b) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of Spaces D and E for the permitted use (the "Spaces D and E Delivery Date"). Tenant shall have the full right to use and occupy Space C on the date by which all of the following have occurred: (i) Landlord has tendered possession of Space C with the Tenant Improvements located in or serving such portion of the Premises Substantially Complete and otherwise in the condition required hereunder; and (ii) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of Space C for the permitted use (the "Space C Delivery Date"). The period following the Spaces D and E Delivery Date (as to Spaces D and E) and the Space C Delivery Date (as to Space C) and before the Term Commencement Date shall be referred to herein as the "Early Occupancy Period." All of the terms of this Lease shall apply during the Early Occupancy Period, except that (A) Tenant shall have no obligation to pay Basic Annual Rent (although Tenant shall be required to pay Operating Expenses) and
(B) until both the Spaces D and E and Space C Delivery Dates occur, references to Premises shall mean only the portions of the Premises as to which a Delivery Date has occurred. The term of this Lease (the "Term") will commence on November 15, 2002 (the "Term Commencement Date") and shall continue through January 31, 2013 (the "Term Expiration Date"), subject to earlier termination of this Lease as provided herein; provided, if the Spaces D and E Delivery Date has not occurred on or before June 15, 2002, the Term Commencement Date shall be extended one day for each


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day after sixty (60) days from the date of this Lease that the Spaces D and E
Delivery Date occurs except to the extent of a Tenant Delay (defined below); provided further, if the Space C Delivery Date has not occurred on or before the Term Commencement Date, references to Premises in this Lease shall refer only to Spaces D and E until the Space C Delivery Date. Landlord and Tenant shall execute a written acknowledgment of the Term Commencement Date when such is established in substantially the form attached hereto as Exhibit "D" and attach it to this Lease as Exhibit "D-1"; however, failure to execute and deliver such acknowledgment shall not affect Tenant's liability hereunder.

                3.3 The term "Tenant Improvements" shall mean the improvements within the Premises for Tenant's use and occupancy as shown on the schematic attached hereto as Exhibit "E" (the "Schematic Plans"). As used herein, the terms "Substantially Complete", "Substantially Completed", and "Substantial Completion" shall mean the later of the date (i) the City of Bothell has issued an interim or final right to occupy the Premises, or (ii) Landlord has substantially completed construction of the Tenant Improvements in accordance with the Schematic Plans (subject only to the completion of typical punch-list items which do not materially interfere with Tenant's use or occupancy of the Premises). Tenant understands that construction of expansion space and tenant improvements for other tenants of the Building will be ongoing at the time of Substantial Completion of the Tenant Improvements. In constructing such expansion space and additional tenant improvements, Landlord shall not unreasonably interfere with Tenant's use of the Premises and shall use reasonable efforts to minimize the noise resulting therefrom. Substantial Completion is not dependent upon receipt of a final certificate of occupancy (but is dependent upon receipt of at least an interim right to occupy) or completion of typical punch-list items which do not materially interfere with Tenant's use or occupancy of the Premises. If Tenant actually occupies and commences the conduct of its business on such portion of the Premises prior to the Substantial Completion thereof, the Delivery Date for such portion of the Premises shall be deemed to have occurred; provided, however, nothing herein shall be deemed to relieve Landlord of its obligation to promptly Substantially Complete the relevant Tenant Improvements. In addition, if the Substantial Completion of a portion of the Tenant Improvements is based on an interim right to occupy the Premises, Landlord shall expeditiously satisfy all requirements to obtain a final right to occupy the Premises as soon as practicable and shall not unreasonably interfere with Tenant's use of the Premises in satisfying such requirements.

                3.4 The term "Tenant Delay" as used in this Lease shall mean any delay in the completion of the Tenant Improvements which is due to any negligence or willful misconduct of Tenant or its agents or contractors. The term "Tenant Delay" shall include, but shall not be limited to, (1) any delay in the giving of authorizations or approvals by Tenant, within the time frames specified in this Lease, where such delay actually delays completion of the Tenant Improvements; and (2) any delay attributable to the negligence or willful misconduct of Tenant, or of its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements.

        4.      CONSTRUCTION AND POSSESSION.

                4.1 Landlord shall construct the Tenant Improvements in conformity with the Schematic Plans and shall diligently prosecute such construction to completion. Landlord shall


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contribute for the cost of Tenant Improvements the amount of $630,360.00
("Tenant Improvement Allowance") ($85.00 per square foot for 7,416 square feet of "usable" area of Space C to be occupied by Tenant requiring improvements). Costs and expenses incurred by Landlord in performing the Tenant Improvements in excess of Tenant Improvement Allowance, if any, shall be paid by Tenant on a monthly basis over the construction period as such costs are incurred. The cost of the Tenant Improvements shall be limited to design, permitting and out-of-pocket construction costs of the Tenant Improvements, including architectural and engineering fees, costs of processing and obtaining permits from the City of Bothell and any other governmental entity with jurisdiction over the Premises, water and sewer connection charges and other expenses related thereto, all as shown on the budget attached hereto as Exhibit "E-1" ("Tenant Improvement Budget"). The cost of the Tenant Improvements shall not include (and Tenant shall have no responsibility for and the Tenant Improvement Allowance shall not be used for) the following: (a) costs attributable to improvements installed outside the demising walls of the Premises except as shown on the Schematic Plans or reflected in the Tenant Improvement Budget; (b) costs for improvements which are not shown on or described in the final plans unless otherwise approved by Tenant; (c) costs incurred to remove Hazardous Materials from the Premises or the surrounding area; (d) attorneys' fees incurred in connection with negotiation of construction contracts, and attorneys' fees, experts' fees and other costs in connection with disputes with third parties;
(e) interest and other costs of financing construction costs; (f) costs incurred as a consequence of delay (except for Tenant Delays), construction defects or default by a contractor; (g) costs recoverable by Landlord upon account of warranties and insurance; (h) restoration costs in excess of insurance proceeds as a consequence of casualties; (i) penalties and late charges attributable to Landlord's failure to pay construction costs; or (j) costs to bring the Project other than the Premises into compliance with applicable laws and restrictions, including, without limitation, the Americans with Disabilities Act and environmental laws; and (k) wages, labor and overhead for overtime and premium time unless approved in writing by Tenant.

                4.2 Landlord shall cause to be expeditiously prepared final plans, specifications and working drawings of the Tenant Improvements ("Final Plans"), all of which conform to or represent logical evolutions of or developments from the Schematic Plans, and which conform to the Tenant Improvement Budget, for Tenant's approval. Upon Tenant's approval, Landlord shall submit the Final Plans to all appropriate governmental agencies and thereafter Landlord shall use commercially reasonably efforts to obtain required governmental approvals as soon as practicable. After the Final Plans have been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All change orders shall specify any change in the Cost Estimate as a consequence of the change order.

                4.3 The parties agree that Landlord may retain BN Builders as the general contractor for the construction of the Tenant Improvements, or such other contractor as Landlord may select subject to Tenant's approval, pursuant to a contract with a guaranteed maximum price of the amount shown on the Tenant Improvement Budget.

                4.4 Landlord shall use diligent efforts to tender possession of the Premises with the Tenant Improvements Substantially Complete to Tenant on the estimated Delivery Dates as set forth in Section 2.1.5. Tenant agrees that, except as otherwise set forth herein, in the event


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Landlord fails to tender possession of the Premises with the Tenant Improvements
Substantially Complete to Tenant on or before the estimated Delivery Dates, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. In no event, however, shall Tenant's obligation to pay Operating Expenses and any other amounts under this Lease commence for any portion of the Premises until the Delivery Date for such portion of the Premises. Notwithstanding the foregoing, if the Spaces D and E Delivery Date has not occurred for any reason whatsoever within one hundred eighty (180) days from the date of this Lease, or the Space C Delivery Date has not occurred for any reason whatsoever within two hundred ten (210) days after the issuance of a building permit for construction of the Tenant Improvements in Space C (which dates shall be extended by one day for each day the Tenant Improvements for Space D and E or Space C, as the case may be, were actually delayed by Tenant Delay), then, in addition to Tenant's other rights or remedies, Tenant may terminate the Lease by written notice to Landlord given within fifteen (15) days after the applicable date, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant, or, at Tenant's election, the date Tenant is otherwise obliged to commence payment of rent with respect to such Space shall be delayed by one day for each day that the applicable Delivery Date is delayed beyond such date. Landlord shall deliver possession of the applicable portions of the Premises to Tenant in good, vacant, broom clean condition, with all building systems in good working order and in compliance with all laws. Tenant's acceptance of the Premises shall not be deemed a waiver of Tenant's right to have defects in the Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable.

                4.5 Prior to entry by Tenant onto any particular portion of the Premises before the applicable Delivery Date, for installing fixtures, placement of personal property, or any other purpose, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 21 are in effect. Entry by Tenant onto the Premises prior to the applicable Delivery Date for such purposes shall be subject to all of the terms and conditions of this Lease other than the payment of Basic Annual Rent and Operating Expenses, shall not interfere with the performance by Landlord or Landlord's contractor with construction of the Tenant Improvements, and shall be made only with the advance written consent of Landlord, which consent shall not be unreasonably withheld. In the event of entry by Tenant or its agents onto the Premises prior to the applicable Delivery Date, Tenant agrees to indemnify, protect, defend and hold Landlord harmless from any and all loss or damage to property, completed work, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person arising from Tenant's entry onto the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its agents.

                4.6 Landlord has applied for and retained the benefit of State of Washington sales tax deferral under the "Retail Sales/Use Tax Deferral for High Technology Industries" statute for the improvements installed by Landlord pursuant to Section 4.1 and the Schematic Plans. Landlord and Tenant acknowledge and agree that the amount of Basic Annual Rent set forth herein reflects the economic benefit of such sales tax deferral having been passed through to Tenant in the form of reduced rent, and would have been greater in an amount equal to the sales tax deferral if Landlord were not entitled to retain the benefits of the sales tax deferral. To the extent permitted by law, Tenant shall be entitled to apply for and retain the benefit of the sales


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tax deferral under such statute for Tenant's equipment, fixtures, personal property and additional Improvements installed by Tenant.

        5.      RENT.

                5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.2, subject to adjustment as set forth in Section 6.1, in the equal monthly installments set forth in Section 2.1.3, subject to adjustment as set forth in Section 6.1, each in advance on the first day of each and every calendar month during the Term of this Lease; provided, however, from the Term Commencement Date through February 1, 2003 (the "Space C Rent Commencement Date"), Basic Annual Rent shall be in monthly installments of $49,440 ($2.50 per square foot per month x 19,776 square feet), and commencing on the Space C Rent Commencement Date, shall be in monthly installments of $69,285; provided further, if the Space C Delivery Date has not occurred on or before September 1, 2002, the Space C Rent Commencement Date shall be extended one day for each day (i) after nine (9) weeks from the date of issuance of a building permit for construction of the Tenant Improvements for Space C that the Space C Delivery Date occurs, except to the extent of a Tenant Delay and (ii) that issuance of a building permit was actually delayed by Landlord.

                5.2 In addition, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"), commencing on the applicable Delivery Date for each portion of the Premises: (i) Tenant's Pro Rata Share (as defined in Section 7.4(a) and as set forth in Section 2.1.4) of Operating Expenses as provided in
Article 7 and (ii) all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including but not limited to any and all other sums that may become due by reason of any default of Tenant under this Lease or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

                5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent." Except as expressly set forth in this Lease, Rent shall be paid to Landlord, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense (except as otherwise set forth herein), in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.8 or to such other person or at such other place as Landlord may from time to time designate in writing.

                5.4 In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the actual number of days in the month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

        6.      RENTAL ADJUSTMENTS.

                6.1 The Basic Annual Rent as set forth in Section 2.1.2 above shall be increased on each annual anniversary date of the Term Commencement Date in accordance with this Section 6.1. On the first anniversary of the Term Commencement Date, and on each anniversary thereafter, the initial Basic Annual Rent shall be multiplied by a fraction, the numerator of which


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shall be the Consumer Price Index of the Bureau of Labor Statistics of the
Department of Labor for All Urban Consumers (All Items) (1982-84=100) for the U.S. City Average (the "CPI") of the calendar month immediately preceding the adjustment date, and the denominator of which shall be the CPI for the calendar month immediately preceding the Term Commencement Date; provided, however, in no event shall Basic Annual Rent be increased on each anniversary of the Term Commencement Date less than two and one-half percent (2 1/2%) or more than three percent (3%) of the previous year's Basic Annual Rent.

        7.      OPERATING EXPENSES.

                7.1 As used herein, the term "Operating Expenses" shall include:

                        (a) Except as set forth in Section 7.2 below, government impositions including, without limitation, real and personal property taxes and assessments (but excluding personal property taxes and assessments of other tenants of the Project) levied upon the Project or any part thereof; amounts due under any improvement bond upon the Project and assessments levied in lieu thereof (except to the extent they represent costs related to the initial construction of the Project); transportation management assessments or expenses levied upon the Project; any tax on or measured by gross rentals received from the rental of space in the Project or tax based on the square footage of the Building to the extent such tax is in lieu of a property tax (not an income tax, but a tax based on revenue in the nature of a property tax if imposed in the future); and any utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof promulgated by, any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or Project, and any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes not to exceed the amount of any such reduction, less tax refunds obtained as a result of an application for review thereof. Tenant shall have the right to contest taxes so long as Tenant indemnifies Landlord from any liability as a result thereof.

                        (b) Except as set forth in Section 7.2 below, all other costs paid or incurred by Landlord which, in accordance with accepted principles of sound accounting practice as applied to the operation and maintenance of first class buildings, are properly chargeable to the maintenance and operation of the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of (i) maintenance, repairs and replacements to improvements within the Project as appropriate to maintain the Project in first class condition; (ii) utilities furnished to the Project (except those utilities which are separately metered and payable by individual tenants); (iii) sewer fees; (iv) trash collection; (v) cleaning (including windows); (vi) maintenance of landscape and grounds; (vii) maintenance of drives and parking areas, including periodic resurfacing; (viii) reasonable and customary security services; (ix) maintenance, repair, and replacement of reasonable and customary security devices; (x) building supplies; (xi) maintenance, repair, and replacement of equipment utilized for operation and maintenance of the Project;
(xii) costs of maintenance, repairs and replacements of mechanical, plumbing, electrical and other systems of the Project; (xiii) insurance premiums for any insurance reasonably necessary for the Project; (xiv) portions of insured losses deductible by reason of insurance policy terms (insurance deductibles) not to exceed $20,000 in any year


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($50,000 for earthquake insurance); (xv) periodic review of Hazardous Material
Inventories (as defined in Section 39.6) to confirm compliance with applicable building and fire code requirements; (xvi) service contracts for work of a nature before referenced; (xvii) costs of services of independent contractors retained to do work of a nature before referenced at reasonable and customary rates; (xviii) costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project at reasonable and customary rates; and (xix) costs of management services equal to three percent (3.0%) of Basic Annual Rent.

                7.2 Notwithstanding the foregoing, Tenant shall not be responsible for the payment of the following costs and expenses:

                        (a) costs incurred for the initial construction of the Project;

                        (b) costs incurred for the repair, maintenance or replacement of the structural components of the footings, foundation, ground floor slab, roof, and load bearing walls of the Building (but excluding painting and ordinary maintenance and repair of exterior surfaces, which are Operating Expenses under Section 7.1(b));

                        (c) costs covered under any construction or materials warranty procured by Landlord to the extend paid pursuant to the warranty (provided, however, Landlord shall use commercially reasonably efforts at its sole cost and expense to enforce such warranties);

                        (d) costs incurred to correct any defects in design, materials or construction of the Project;

                        (e) costs, expenses and penalties (including without limitation attorneys' fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination not caused by Tenant or its employees, contractors, agents, representatives, or invitees;

                        (f) interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Project (provided that interest upon a government assessment or improvement bond payable in installments is an Operating Expense under Section 7.1(a));

                        (g) costs incurred in connection with the financing, sale or acquisition of the Project or any portion thereof;

                        (h) costs, expenses, and penalties (including without limitation attorneys' fees) incurred due to the violation by Landlord of any underlying deed of trust or mortgage affecting the Project or any portion thereof;

                        (i) depreciation and amortization of any type (provided this exclusion is not intended to delete from Operating Expenses actual costs of maintenance, repairs and replacements which are otherwise included within Operating Expenses);


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                        (j) any costs incurred as a result of Landlord's
violation of any covenant, condition, restriction, underwriter's requirement, statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord's employees, contractors, agents or representatives;

                        (k) costs incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, attorneys' fees and expenses of renovating space for tenants);

                        (l) advertising, marketing, media and promotional expenditures regarding the Project and costs of signs identifying the owner, lender or any contractor thereof;

                        (m) any wages, fees, salaries or other compensation of the executive employees or principals of Landlord;

                        (n) any net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or of another tenant of the Project;

                        (o) expenses which relate to preparation of rental space for other occupants of the Project, including without limitation building, license and inspection costs, incurred with respect to the installation of improvements made for other occupants of the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant tenant space in the Project for other occupants in the Project;

                        (p) legal expenses arising out of the initial construction of the Project or the Tenant Improvements or for the enforcement of the provisions of any tenant leases other than this Lease;

                        (q) the cost of any work or service performed for or facilities furnished to another occupant of the Project at such occupant's cost;

                        (r) any interest or penalties imposed upon Landlord by any taxing authority for late payment or otherwise;

                        (s) any other expense otherwise chargeable as part of the cost of operation and maintenance but which is not of general benefit to the Project but is primarily for the benefit of one or more specific tenants;

                        (t) Landlord's charitable or political contributions;

                        (u) the amount of any payments to subsidiaries and affiliates of Landlord for services to the Project or for supplies or other materials to the extent that the cost of such services, supplies or materials exceeds the cost which would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; provided,


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however, any fee for management services paid to an affiliate of Landlord shall be in the amount set forth in Section 7.1(b);

                        (v) electric power or other utility costs for which Tenant directly contracts with a public service company;

                        (w) costs occasioned by the act, omission or violation of any law by any other occupant of the Project, or their respective agents, employees or contractors;

                        (x) costs occasioned by casualties, except for insurance deductibles not to exceed $20,000 per year ($50,000 per year for earthquake insurance), or by the exercise of the power of eminent domain;

                        (y) expense reserves;

                        (z) costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question;

                        (aa) any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project other than the fee for management services in the amount set forth in Section 7.1(b); and

                        (bb) taxes or assessment expenses in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term.

                7.3 Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord's good faith estimate of Tenant's Pro Rata Share (as set forth in 2.1.4) of Operating Expenses with respect to the Project for such month.

                        (a) "Tenant's Pro Rata Share" under this Lease shall mean the percentage set forth in Section 2.1.4, or such other amount determined from time to time by dividing the Rentable Area of the Premises by the total Rentable Area of the Project (for instance, such percentage shall be greater than that set forth in Section 2.1.4 if the Building is not expanded as presently contemplated). Notwithstanding anything to the contrary herein, until the Space C Delivery Date, Tenant's Pro Rata Share shall only be 38.77%.

                        (b) Within ninety (90) days after the conclusion of each calendar year, Landlord shall furnish to Tenant in writing a statement (the "Annual Operating Expense Statement") showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days of Tenant's receipt of such statement. If the amounts paid by Tenant pursuant to this Section 7.3 exceed Tenant's Pro Rata Share of Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease Term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

                        (c) Any amount due under this Section 7.3 for any period which is less than a full month shall be prorated for such fractional month.

                        (d) Notwithstanding this Section 7.3, Operating Expenses which can fairly and reasonably be allocated to one or more tenants of the Project shall be so allocated, and shall be separately scheduled on the Annual Operating Expense Statement.

                7.4 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to review that portion of Landlord's books, records, invoices, and other data which are relevant to preparation of the Annual Operating Expense Statement, provided any request for such review shall be furnished to Landlord within one (1) year after Tenant's receipt of such statement as to a prior year's Operating Expenses. If the amount of Operating Expenses relating to the Premises identified on such annual statement is found to exceed the actual Operating Expenses of the Premises, Landlord shall, within twenty (20) days after Tenant's request therefor, refund to Tenant the amount of overpayment by Tenant. In addition, if such review reveals that the Operating Expenses paid by Tenant in any year exceed one hundred five percent (105%) of the actual Operating Expenses which should have been paid by Tenant in such year, Landlord shall reimburse Tenant for the reasonable cost of such review. In all other cases, Tenant shall pay for the reasonable cost of the review.

                7.5 Operating Expenses for the calendar year in which Tenant's obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Operating Expenses. The responsibility of Tenant for Operating Expenses pursuant to Section 7.3 shall continue to the date of termination of this Lease.

        8.      RENTABLE AREA.

                8.1 The Rentable Area of the Project is determined by making separate calculations of the Rentable Area of each floor of the Building, and totaling the Rentable Area of each floor within the Building. The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer building wall where the wall intersects or joins the floor, or where it would have intersected the floor except for recessed entryways, windows and the like (also known as the "drip line", measured from where the outside finished surface of the second floor wall intersects the roof). The full area calculated as set forth above is included as Rentable Area of the Project without deduction for (i) columns and projections, (ii) vertical penetrations such as stairwells, elevator shafts, flues, pipe shafts, vertical ducts, atriums, and the like, and their enclosing walls corridors, (iii) entrance ways, lobbies, corridors, equipment rooms, and rest rooms, and the like, and their enclosing walls, or (iv) any other unusable area of any nature.

                8.2 The term "Rentable Area" when applied to Tenant is the area to be occupied exclusively by Tenant plus a pro rata allocation of Rentable Area within the Project which is not then utilized or expected to be utilized exclusively by Tenant or other tenants of the Project, including but not limited to the portions of the Building devoted to columns, projections, vertical penetrations, entrance ways, lobbies, corridors, equipment rooms and rest rooms. If the Premises are separated from space occupied by another tenant, the Rentable Area shall be measured to the center of any interior demising walls.

                8.3 Prior to the execution of this Lease, the parties have measured the Premises and hereby agree that the Rentable Area as set forth in
Section 2.1.1 constitutes the Rentable Area of the Premises. Neither the Rentable Area set forth in Section 2.1.1 nor the Basic Annual Rent or monthly installments of Basic Annual Rent shall be adjusted upon subsequent measurement of the Premises; provided, however, Tenant's Pro Rata Share of Operating Expenses will be increased if the Building is not expanded as presently contemplated.

        9.      SECURITY DEPOSIT.

                9.1 Tenant shall deposit with Landlord (i) upon execution of this Lease, cash in the amount set forth in Section 2.1.6(a) ("Cash Deposit") and (ii) within fourteen (14) days after execution of this Lease an irrevocable stand-by letter of credit in the amount set forth in Section 2.1.6(b) ("Letter of Credit"), to be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term and any extension term hereof (together, the Cash Deposit and the Letter of Credit shall be referred to herein as the "Security Deposit"). The Cash Deposit shall be placed by Landlord in a segregated, interest bearing account, with interest accruing for the benefit of Tenant and paid to the Tenant at least annually, such account to be owned by Landlord but with all interest reported on Tenant's taxpayer identification number and any income tax thereon paid by Tenant. If Tenant defaults (beyond all applicable notice and cure periods) with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, Landlord may (but shall not be required to) immediately draw from the Cash Deposit or Letter of Credit, drawing on the Cash Deposit first and the Letter of Credit only if the Cash Deposit is not sufficient, the amount required to cure the default, and to use, apply or retain the proceeds thereof for the payment of any Rent or any other sum in default, and to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Landlord shall be entitled to draw upon the Letter of Credit only upon presentation to the bank of written certification that Tenant is in default beyond all applicable notice and cure periods under this Lease. Tenant hereby grants to Landlord a security interest in any Cash Deposit in accordance with the applicable provisions of the Washington Commercial Code to secure the obligations of this Lease.

                9.2 Tenant shall be responsible for any expenses in obtaining and maintaining any Letter of Credit, except to the extent such expenses are incurred as a result of Landlord's negligence, willful misconduct or assignment of this Lease.

                9.3 The Letter of Credit, and any replacement Letter of Credit, shall be issued by (i) Chase or (ii) another financial institution reasonably acceptable to Landlord, with an office in

Seattle, Washington authorized to disburse funds upon a draw request, substantially in the form attached hereto as Exhibit "F".

                9.4 In the event of the use of any portion of the Cash Deposit or a partial draw on the Letter of Credit, Tenant shall within ten (10) days after another request therefor replenish the Cash Deposit or replenish the Letter of Credit or substitute a new Letter of Credit to the full amount set forth above.

                9.5 The initial Letter of Credit shall be for a period of not less than one (1) year, and any replacement Letter of Credit shall be for a period of not less than one (1) year. The initial Letter of Credit (or any later replacement Letter of Credit) shall be replaced by Tenant by delivering to Landlord a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit. If Tenant fails to deliver a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit, Landlord shall have the right to immediately draw the total amount of the then current Letter of Credit and hold the proceeds thereof as a security deposit pursuant to the provisions of Section
9.1. The Letter of Credit shall be successively renewed or replaced until that date which is sixty (60) days after the expiration of the initial or any extended term of this Lease. In the event that Landlord draws upon the Letter of Credit solely due to Tenant's failure to renew the Letter of Credit at least thirty (30) days before its expiration (i) such failure to renew shall not constitute a default hereunder and (ii) Tenant shall at any time thereafter be entitled to provide Landlord with a replacement Letter of Credit that satisfies the requirements hereunder, at which time Landlord shall return the cash proceeds of the original Letter of Credit drawn by Landlord. In the event Landlord improperly draws upon the Letter of Credit or misapplies the Letter of Credit proceeds, Tenant shall have the right to offset such amounts against Rent.

                9.6 Any Cash Deposit or Letter of Credit shall be transferable by Landlord to a successor Landlord or mortgagee or beneficiary of a deed of trust encumbering the Premises, or in the case of a Letter of Credit, a substitute Letter of Credit shall be issued to any such entity at the request of Landlord; provided, however, that Landlord shall pay any expenses incurred by Tenant on account of any such transfer or issuance.

                9.7 Landlord shall deliver the Cash Deposit or Letter of Credit, and any proceeds thereof, to any purchaser of Landlord's interest in the Premises, and thereupon Landlord shall be discharged from any further liability with respect thereto provided that such purchaser has assumed in writing the obligations of Landlord hereunder. This provision shall also apply to any subsequent transfers. Landlord shall return to Tenant, within thirty (30) days following the termination of this Lease, the Letter of Credit and any portions of the Security Deposit and proceeds of the Letter of Credit that have not been properly applied as set forth above.

        10.     USE.

                10.1 Tenant may use the Premises only for research and development; vivarium use; warehouse use; laboratory use; manufacturing and related administrative, executive and general office uses as permitted by (i) the applicable zone, (ii) any other laws, regulations, ordinances, and permits applicable to the Project, and (iii) all covenants, conditions and restrictions recorded against the property ("CC&Rs"), and shall not use the Premises, or permit or suffer the Premises to be used for any other purpose without the prior written consent of Landlord. Landlord warrants that research and development, vivarium, warehouse, laboratory, manufacturing and related office use are permitted under applicable zoning, laws, regulations, ordinances, permits and CC&Rs.

                10.2 Tenant shall conduct its business operations and use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Tenant shall not use or occupy the Premises in violation of any law or regulation or the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any such use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the particular nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to Tenant's particular use or occupation thereof. Tenant shall not be deemed to be in default of the foregoing obligation if it has the right to appeal such directive and Tenant prosecutes such appeal in a timely fashion and in a manner that does not impose or threaten to impose any lien, charge or other obligation on Landlord or any portion of the Project.

                10.3 Tenant shall not knowingly do or permit to be done anything which will invalidate or increase the cost (unless Tenant agrees to pay such increased cost) of any fire, extended coverage or any other insurance policy covering the Premises, or which will make such insurance coverage unavailable on commercially reasonable terms and conditions, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises.

                10.4 Subject to the warranty of Landlord in Section 14.3, Tenant shall comply with the Americans with Disabilities Act of 1990 ("ADA"), and the regulations promulgated thereunder, as amended from time to time. Except as otherwise set forth herein, all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises after the Term Commencement Date shall be exclusively that of Tenant and not of Landlord, including any duty to make capital improvements, alterations, repairs and replacements to the Premises; provided, however, (i) Landlord shall be responsible for compliance with the ADA to the extent of a violation of Landlord's warranty in Section 14.3; (ii) Landlord shall make all improvements outside of the Premises required for compliance with the ADA unless required by Improvements (as defined in Section 17.1) of Tenant or a change in use by Tenant; (iii) neither Tenant nor Landlord shall be required to make capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of a government entity or court of law exercising property jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order or other; and (iv) Tenant shall not be required to comply with or cause the Premises to comply with ADA requiring the construction of alterations unless such compliance is necessitated solely due to Tenant's particular use of the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with
Article 17; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

                10.5 Tenant may install signage on and about the Premises, including the placement of its name and corporate logo prominently on the Building, Premises, and Building Directory, to the extent permitted by, and in conformity with, applicable provisions of the sign ordinances of the City of Bothell, and to the extent approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant acknowledges that it understands that other tenants will occupy space in the Project, and that the maximum allowable signage is to be shared among all of the tenants on a fair and reasonable basis. Tenant further acknowledges it is familiar with the restrictions of the applicable sign ordinances of the City of Bothell, and is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. Notwithstanding the foregoing, subject to Landlord's reasonable approval and all applicable laws, Tenant shall be entitled to display at least one sign identifying Tenant prominently on the exterior of the Building. Tenant's signage rights shall be transferable to an approved assignee or sublessee. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant. At the termination of the Lease, all signs shall be the property of Tenant and may be removed from the Premises by Tenant, subject to the provisions of Article 30. Landlord hereby approves of Tenant's installation of signage as described on Exhibit "E-2".

                10.6 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment, and equipment weighing in excess of floor loading capacity shall not be placed in the Building unless in each case, adequate protective measures reasonably acceptable to Landlord are performed by Tenant.

                10.7 Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on, or about the Premises.

        11. BROKERS. Landlord and Tenant represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than The Staubach Company, whose commission shall be paid by Landlord. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any other broker, agent or third party in connection with the negotiation of this Lease resulting from any act or agreement of the indemnitor.

        12.     HOLDING OVER.

                12.1 If, with Landlord's express written consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall be deemed a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted in accordance with Article 6, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

                12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred twenty-five percent (125%) of the Monthly Installment of Basic Annual Rent in effect during the immediately preceding thirty (30) days.

                12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

                12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.

        13.     TAXES ON TENANT'S PROPERTY.

                13.1 Tenant shall pay not less than ten (10) days before delinquency taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. Tenant shall not be responsible for taxes levied against any personal property or trade fixtures of other tenants.

                13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Project is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord after written notice to Tenant pays the taxes based upon such increase in the assessed value, then Tenant shall, within thirty (30) days of receipt of satisfactory evidence of such tax increase, repay to Landlord the taxes so levied against Landlord.

                13.3 If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements in other spaces in the Project are assessed, then the real property taxes and assessments levied against Landlord or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property to Tenant and shall be governed by the provisions of Section 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Article 7, but shall be treated, as to such other tenants, as provided in this Section 13.3, and shall be allocated to such other tenants. If the records of the county assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements or alterations are assessed at a higher valuation than improvements in other spaces in the Project, such records shall be binding on both Landlord and Tenant.

                13.4 To the extent Tenant fails to make any payment required by this Article 13 and Landlord does so on Tenant's behalf, after reasonable written notice to Tenant and opportunity for Tenant to make such payment, Tenant shall reimburse Landlord for the cost thereof pursuant to the provisions of Sections 7.1 and 24.3.

        14.     CONDITION OF PREMISES.

                14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises or to the Project, except as set forth herein, or with respect to their suitability for the conduct of Tenant's business.

                14.2 Landlord warrants to Tenant that the Tenant Improvements will be built in a good and workmanlike manner and in conformance with Exhibit "E", and all applicable building code requirements, laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau; that all material and equipment installed will conform with Exhibit "E" and will be new and otherwise of good quality; and that the Project and the Tenant Improvements will be free of patent and latent defects in design, materials and construction. Tenant shall have the right to submit a written "punch list" to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected. Tenant's acceptance of the Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's rights to have defects in the Tenant Improvements or the Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as possible.

                14.3 Landlord warrants to Tenant that the Project and the Tenant Improvements, at the time of initial completion, will be in compliance with ADA and the regulations promulgated thereunder; provided, however, nothing in this Lease shall be construed to require Landlord to make improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

                14.4 Landlord warrants and represents that, as of the applicable Delivery Date, (i) the Premises, the Building and the Project will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restrictions ("Laws"), (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises and the Building will be in good operating condition and repair, and
(iv) the roof of the Building will be in good condition and water tight. Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with such warranty at Landlord's sole cost and expense.

        15.     COMMON AREAS AND PARKING FACILITIES.

                15.1 Tenant shall have (i) the nonexclusive right, in common with others, to use the Common Areas and (ii) the exclusive right to use the loading dock and receiving area, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "G" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord (the "Rules and Regulations"); provided, however, that such rules and regulations do not unreasonably interfere with Tenant's use and enjoyment of the Premises and Common Areas, do not increase Tenant's obligations hereunder or decrease Tenant's rights hereunder and apply non-discriminatorily to all Project occupants.

                15.2 Tenant shall not place any equipment, storage containers or any other property on the surface parking area or otherwise outside of the Premises without the express written consent of Landlord. Notwithstanding the foregoing, Tenant may locate a storage unit in an area designated by Landlord at or near the loading area of the Building to store Hazardous Materials (as such term is defined in Article 39), and any other materials necessary to conduct its business, provided that Tenant complies with requirements contained in Article 39 relating to the storage of Hazardous Materials.

                15.3 As an appurtenance to the Premises, Tenant, and its employees and invitees, shall be entitled to use without charge sixty eight (68) parking spaces adjacent to the Premises on a reserved and assigned basis, less Tenant's Pro Rata Share of required handicap parking spaces serving the Project. A reasonable number of Tenant's spaces shall be marked as visitor spaces for Tenant's invitees. The Project shall have at least one hundred (100) parking spaces (two (2) parking spaces for each 1,000 square feet of Rentable Area of the entire Project). Landlord shall not grant to any other tenant of the Project the right to use more than two (2) parking spaces for each 1,000 square feet of Rentable Area of such tenant's premises. Landlord shall use commercially reasonable efforts, at its sole cost and expense, to increase the number of parking spaces at the Project by means of re-striping the existing parking areas and applying to the City of Bothell for permission to add an additional twenty two (22) parking spaces to the Project upon completion of the expansion portion of the Project. To the extent Tenant reasonably requires the use of up to an additional nineteen (19) parking spaces, Landlord shall use commercially reasonable efforts to provide such additional parking spaces on the Project. If Landlord is unable to provide such additional parking spaces on the Project, then Landlord shall use commercially reasonable efforts to secure the additional parking spaces at a location reasonably acceptable to Tenant within a radius of ..3 miles paved walking distance from the Premises at Landlord's sole cost, not to exceed Fifty Dollars ($50) per stall per month. If Landlord fails to provide such additional offsite parking spaces, Tenant shall have the right to secure such additional parking spaces at Landlord's cost, not to exceed Fifty Dollars ($50) per stall per month.

        16.     UTILITIES AND SERVICES.

                16.1 Tenant shall pay for all water, gas, electricity, telephone, cable, and other utilities which may be furnished to the Premises during the Term, together with any taxes thereon. Landlord shall install, as part of the Tenant Improvement Budget, separate meters or measuring devices for the determination of Tenant's actual use of water, gas and electricity. Utilities and services provided to the Premises shall be paid by Tenant directly to the supplier of such utility or service, and Tenant shall pay for such utilities and services prior to delinquency during the Term of this Lease. In the event one tenant of the Project is using a disproportionate amount of any utility that is not separately metered, Landlord shall allocate an equitable portion of such utility and charge such utility cost to such tenant.

               16.2 Except as otherwise set forth herein, Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, and in the event of such failure Tenant shall not be relieved from the operation of any covenant or agreement of this Lease. However, notwithstanding the foregoing, if the Premises should become not reasonably suitable for Tenant's use as a consequence of cessation of utilities or other services which cessation persists for seven (7) consecutive days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If the interference persists for more than one hundred twenty (120) consecutive days, Tenant shall have the right to terminate this Lease.

               16.3 Tenant shall provide and pay for janitors, maintenance personnel, and other persons who perform duties connected with Tenant's operation and maintenance of the interior of the Premises.

        17.    ALTERATIONS.

               17.1 Except as otherwise set forth herein, Tenant shall make no alterations, additions or improvements (hereinafter in this article, "Improvements") in or to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord final plans and specifications and working drawings for the Improvements to Landlord, and Landlord shall have ten (10) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the ten (10) days, Landlord shall be deemed to have given its approval.

               17.2 If a permit is required to construct the Improvements, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten (10) days of completion of the Improvements, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

               17.3 The Improvements shall be constructed only by licensed contractors or mechanics. All contractors shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Any such contractor must have in force a general liability insurance policy of not less than $2,000,000 or such higher limits as Landlord may reasonably require, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor or mechanic prior to the commencement of any construction requiring Landlord's consent.

               17.4 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

               17.5 Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any material change in the Premises within thirty (30) days after completion.

               17.6 Before commencing any work, Tenant shall give Landlord at least five (5) days' prior written notice of the proposed commencement of such work.

               17.7 At the time Landlord consents to the Improvements pursuant to Section 17.1, Landlord and Tenant shall together identify (i) those Improvements which Tenant shall be required to remove upon the expiration or earlier termination of the Lease, and (ii) those Improvements which Tenant may remove upon the expiration or earlier termination of this Lease. Landlord and Tenant shall list any such Improvements on Schedule 1 attached hereto, designating those which Tenant shall be required to remove and those which Tenant may remove. With respect to those Improvements not so identified, Landlord and Tenant acknowledge and agree that Landlord's approval of the final plans and specifications and working drawings for the Improvements pursuant to
Section 17.1 shall be deemed as Landlord's agreement that those Improvements not so identified shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof. Those Improvements identified as Improvements which Tenant may remove are included within the term "Tenant's Removable Property" defined in Section 30.3. Notwithstanding the provisions of Section 30.3, Tenant shall, at Landlord's election, upon the expiration or earlier termination of this Lease, remove the Improvements which are identified as Improvements which Tenant shall be required to remove, and restore and return the Premises to the condition they were in when first occupied by Tenant, ordinary wear and tear, casualty and condemnation excepted.

               17.8 Notwithstanding anything to the contrary herein, Tenant may construct non-structural alterations, additions and improvements in the Premises without Landlord's prior approval, if the cost of any such project does not exceed Ten Thousand Dollars ($10,000).

        18.    REPAIRS AND MAINTENANCE.

               18.1 Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) to the structural and exterior portions of the Building and Project, including foundations, exterior walls, load bearing walls, windows, plate glass, and roofing, and to the mechanical (HVAC), electrical, water, sewer, plumbing, fire sprinkler, and elevator systems of the Project, (b) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (c) for which Landlord has a right of reimbursement from others, (d) which could be treated as a "capital expenditure" under generally accepted accounting principles, and (e) to any portion of the Project outside of the demising walls of the Premises, subject to reimbursement by Tenant as its Pro Rata Share of Operating Expenses to the extent provided by Section 7.1. However, subject to Section 21.9, if such maintenance or repairs are required because of any negligence or willful misconduct by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord the portion of such maintenance and repair costs attributable to Tenant's negligence or willful misconduct, unless such maintenance and repairs are covered by insurance carried by Landlord.

               18.2 Except as otherwise set forth herein, Tenant shall, throughout the Term of this Lease, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair. Tenant shall upon the expiration or earlier termination of the Term hereof surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear, casualty, condemnation, alterations not required to be removed by Tenant and Hazardous Materials not required to be remediated by Tenant pursuant to Article 39 excepted.

               18.3 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein, unless such injury or interference is unreasonable or is the result of Landlord's negligent or willful act or omission. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, after reasonable written notice from Landlord and opportunity for Tenant to make such repairs or replacements, Landlord may do so pursuant to the provisions of
Section 24.3.

               18.5 Notwithstanding any of the foregoing, in the event of a fire, earthquake, flood, war or other similar cause of damage or destruction, this Article shall not be applicable and the provisions of Article 22, entitled "Damage or Destruction," shall apply and control.

        19.    LIENS.

               19.1 Tenant shall keep the Premises, the Building and the property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Project or the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof (or within ten (10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

               19.2 Should Tenant fail to discharge or bond over any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent upon receipt of evidence of the amount of Landlord's payment, bond or other security.

               19.3 In the event Tenant shall lease or finance the acquisition of equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will upon its face or by exhibit thereto indicate that such financing statement is applicable only to personal property of Tenant specifically described in the financing statement, which shall not include improvements described in Section 17.7 which shall become the property of Landlord upon the expiration or earlier termination of this Lease. In no event shall the address of the Building be furnished on the financing statement without qualifying language as to applicability of the lien only to removable property of Tenant described in the financing statement. Should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to any interest of Landlord, and (ii) the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises. Landlord shall execute such documents as are reasonably required by Tenant or Tenant's lenders or equipment lessors provided the same do not in any way alter the rights of Landlord under this Lease.

        20.    INDEMNIFICATION AND EXCULPATION.

               20.1 Except to the extent of the responsibility of Landlord pursuant to Section 20.2 hereof, Tenant agrees to indemnify Landlord and its members and affiliates, and their respective shareholders, directors, managers, members, partners, lenders, officers, agents, and employees (collectively, "Landlord's Agents"), against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of any occurrence in, upon or about the Premises during the term of this Lease to the extent caused by the negligence or willful misconduct of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors, invitees and subtenants, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Agents. Tenant's obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.

               20.2 Landlord agrees to indemnify Tenant and Tenant's shareholders, directors, managers, members, partners, lenders, affiliates, officers, agents, and employees (collectively "Tenant's Agents") against and save them harmless from all demands, claims, causes of action and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of, or injury to, any person or damage to property arising from or out of any occurrence in, upon, or about the Premises during the term of this Lease to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Agents, except to the extent caused by the negligence or willful conduct of Tenant or Tenant's Agents. Landlord's obligations under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.

               20.3 Notwithstanding any provision of this Article 20 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to and loss of any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage. Tenant acknowledges that it is Tenant's obligation to procure insurance against any such damages or loss pursuant to Sections 21.1 and 21.5, and that it would be impractical for Landlord to procure any such insurance in that the nature of Tenant's business makes the risks uncertain and difficult to underwrite and the potential risks are greater than Landlord is willing to assume. Therefore, regardless of the fault of Landlord, Landlord shall not be liable for any such damage or loss.

               20.4 The indemnity obligations of both Landlord and Tenant under this Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by the indemnifying party to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by the other party; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

               20.4 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts of third parties and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

               20.5 Neither Landlord nor Tenant shall be liable to the other for any damages arising from any act or neglect of any other tenant or occupant of the Building or Project.

        21.    INSURANCE - WAIVER OF SUBROGATION.

               21.1 Commencing prior to Tenant's first entry onto the Premises for purposes of installing any improvements, fixtures or personal property, but no later than the Term Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, commercial general liability insurance, on an occurrence basis, insuring Tenant and Tenant's agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $1,000,000.00 and a general aggregate limit of $2,000,000.00. Such insurance shall: (i) name Landlord, and Landlord's lenders if required by such lenders, and any management company retained to manage the Project if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant's indemnity obligations under Section 20.1; and (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds.

               21.2 At all times during the term of this Lease, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense under
Section 7.1(b), "all risk" insurance, including, but not limited to, coverage against loss or damage by fire, vandalism, and malicious mischief covering the Project (exclusive of excavations, foundations and footings, and including the Tenant Improvements), in an amount equal to one hundred percent (100%) of the full replacement value thereof. If any boilers or other pressure vessels or systems are installed on the Premises, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense under Section 7.1(b), boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof. The insurance described in this Section 21.2 shall:
(i) insure Landlord, and Landlord's lenders if required by such lenders, as their interests may appear; (ii) contain a Lender's Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord's lenders and name Landlord, or Landlord's lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; and (iv) provide that it is primary coverage and non-contributing with any insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance. The full replacement value of the Project, including the Tenant Improvements and other improvements and fixtures insured thereunder, shall, for the purpose of establishing insurance limits and premiums only, be determined by the company issuing the insurance policy and shall be redetermined by said company within six (6) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years. Landlord shall promptly increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. The proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Project, including the Tenant Improvements and other improvements and fixtures insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, the insurance policy or policies, all rights thereunder and all insurance proceeds shall be assigned to Landlord.

               21.3 At all times during this Lease, Landlord shall maintain, pursuant to requirements of its mortgage lender, subject to reimbursement by Tenant as an Operating Expense under Section 7.1(b), commercial general liability insurance, including coverage for death, bodily injury and broad form property damage, with a combined single limit in an amount of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate; umbrella excess liability coverage with a limit of not less than $20,000,000 over primary insurance, which policy shall include coverage for water damage, assumed and contractual liability coverage, premises medical payment, and automobile liability; and rental and/or business interruption insurance to cover loss of income in an amount not less than eighteen (18) months' projected receipts from the entire Project.

               21.4 At all times during the term of this Lease, Landlord may maintain, subject to reimbursement by Tenant as an Operating Expense under
Section 7.1(b), such additional or different insurance as may be reasonably necessary for the Project or required by Landlord's mortgage lender.

               21.5 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, "all risk" insurance against all damage and loss to Tenant's Removable Property, including but not limited to fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever of Tenant or any subtenant of Tenant that may be occupying the Premises, or any portion thereof, from time to time, in an amount equal to the full replacement value thereof. Notwithstanding anything to the contrary contained here, Tenant shall be entitled to all proceeds from the insurance carried pursuant to this Section 21.5.

               21.6 At all times during the term of this Lease, Tenant shall maintain workers' compensation insurance in accordance with Washington law, and employers' liability insurance with limits typical for companies similar to Tenant.

               21.7   All of the policies of insurance referred to in this
Article 21 shall be written by companies authorized to do business in Washington and rate A+VII or better in Best's Insurance Guide. Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, at least ten (10) days' prior written notice before the applicable policy shall be canceled for non-payment of premium, and thirty (30) days' prior written notice before the applicable policy shall be canceled or reduced in coverage, scope, amount or other material term for any other reason (although any failure of an insurer to give notice as provided herein shall not be a breach of this Lease by Tenant). No policy shall provide for a deductible amount in excess of $100,000, unless approved in advance in writing by Landlord. Tenant shall deliver to Landlord, and to Landlord's lenders if required by such lenders, copies of the insurance policies required to be carried by Tenant, certified by the insurer, or certificates evidencing such insurance policies, issued by the insurer, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least fifteen (15) days prior to expiration of any such policy, Tenant shall deliver to Landlord, and Landlord's lenders if required by such lenders, a certificate evidencing renewal, or a certified copy of a new policy or certificate evidencing the same, together with evidence of payment of the required premiums. If Tenant fails to provide to Landlord any such policy or certificate by the required date for commencement of coverage, or within fifteen (15) days prior to expiration of any policy, or to pay the premiums therefor when required, Landlord shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor. Any premiums so paid by Landlord shall be repaid by Tenant to Landlord with the next due installment of rent, and failure to repay the same shall have the same consequences as failure to pay any installment of Rent.

               21.8 Landlord may provide the property insurance required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Landlord.

               21.9 Notwithstanding anything to the contrary herein, Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the officers, directors, members, managers, partners, employees, subtenants, agents, and representatives of the other, on account of loss or damage to such waiving party or such waiving party's property or the property of others under its control, which is actually insured against or which is required to be insured against under this Lease. All of Landlord's and Tenant's repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or
(ii) agree to pay such additional premium.

        22.    DAMAGE OR DESTRUCTION.

               22.1 In the event of damage to or destruction of all or any portion of the Project or the Premises or the improvements and fixtures thereon (collectively, "improvements") arising from a risk covered by the insurance described in Section 21.2, Landlord shall within a reasonable time commence and proceed diligently to repair, reconstruct and restore (collectively, "restore") the improvements to substantially the same condition as they were in immediately prior to the casualty. Tenant shall be responsible for its Pro Rata Share of insurance deductibles and for all costs of restoration in excess of insurance proceeds as Operating Expenses to the extent provided under the provisions of
Article 7.

               22.2 In the event of any damage to or destruction of all or any portion of the improvements arising from a risk which is not covered by the insurance required to be carried by Landlord pursuant to Section 21.2, Landlord may elect at its cost to restore the improvements, in which event Landlord shall, within a reasonable time, commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty. In the event Landlord elects not to restore the improvements, this Lease shall terminate as of the date of the damage or destruction unless Tenant elects to pay any uninsured cost of restoration; provided, however, that Landlord shall not have the right to terminate the Lease if (i) the damage to the Building is relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building) or (ii) there is no material damage to the Premises.

               22.3   In the event the improvements are restored pursuant to
Section 22.1 or Section 22.2, this Lease shall continue in full force and effect, notwithstanding such damage or destruction; provided, however, that if the damage or destruction (i) occurs during the last year of the term and the expense of restoration exceeds ten percent (10%) of the replacement cost of the Building, or (ii) occurs at any other time and the expense of restoration (after application of insurance proceeds) exceeds twenty percent (20%) of the replacement cost of the Building, and in either case there is material damage to the Premises, Landlord may at its election terminate the Lease unless Tenant elects to pay the uninsured cost of restoration.

               22.4 In satisfying its obligations under this Article 22, Landlord shall be not be required to fulfill its restoration responsibilities with improvements identical to those which were damaged or destroyed; rather, with the consent of Tenant, which consent will not be unreasonably withheld or delayed, Landlord may restore the damage or destruction with improvements reasonably equivalent or of reasonably equivalent value to those damaged or destroyed.

               22.5 In the event of damage, destruction and/or restoration as herein provided, Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration, but Tenant shall be entitled to an equitable abatement of rent in proportion to the extent the Premises are not usable by Tenant. Notwithstanding the foregoing, in the event restoration cannot reasonably be completed within one hundred eighty (180) days following the damage or destruction as estimated by Landlord's architect, or is not in fact completed within such one hundred eighty (180) day period (which period shall not be extended more than thirty (30) days pursuant to Sections
22.6 and 42.10 hereof), Tenant at its election may by written notice to Landlord given within fifteen (15) days following such period terminate this Lease. In the event of such termination, Tenant shall have no responsibility for contributing to the expense of restoration.

               22.6 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the restoration of the improvements after the occurrence of such damage or destruction by reason of acts of God, war, terrorism, government restrictions, inability to procure the necessary labor or materials, strikes, delay in receipt of insurance proceeds or other causes beyond the control of Landlord (but excluding economic conditions or financial inability to perform), the time for Landlord to commence or complete restoration shall be extended for the time reasonably required as a result of such event.

               22.7 If an insured casualty occurs, Landlord shall make the loss adjustment with the insurance company for the insurance carried by Landlord.

               22.8 Tenant waives the applicable provisions of Washington law or any similar statute now existing or hereafter adopted governing destruction of the Premises, so that the parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

        23.    EMINENT DOMAIN.

               23.1 In the event the whole of the Project shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. Landlord may surrender possession of the Project immediately to said authority.

               23.2 In the event of a partial taking of the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Landlord may elect to terminate this Lease if such taking is of a material nature such as to make it uneconomical to continue use of the unappropriated portions for the purposes for which they were intended, and Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant's use and occupancy of the Premises. In no event shall this Lease be terminated when

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

such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination by either party pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority.

               23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Project, including all improvements and fixtures located in the Premises, to substantially their same condition prior to such partial taking. Basic Annual Rent shall be equitably abated in proportion to the extent to which Tenant's use of the Premises has been diminished.

               23.4 All compensation and damages awarded or paid for the condemnation of the Project or any portion of the Project, or for any sale in lieu of condemnation shall, except as otherwise expressly provided in this section, belong to and be the sole property of Landlord. Tenant is entitled to seek to recover from the condemnor, but not from Landlord:

                      (a) The cost of removing any trade fixtures, furniture, or equipment from the portion of the Premises taken by condemnation;

                      (b) The value of any improvements installed by Tenant on the portion of the Premises taken by condemnation that Tenant has a right to remove under this Lease but that Tenant elects not to remove;

                      (c) The then amortized value of all improvements made by Tenant on the portion of the Premises taken by condemnation that could not be removed by Tenant on expiration of this Lease either because of provisions of this Lease or because the improvements would have no economic value on removal from the Premises;

                      (d) Diminution in value of the leasehold estate created by this Lease or the value of the unexpired term of this Lease (but not any bonus value, based on the difference between the Lease rent and fair market value rent, which shall belong to Landlord); and

                      (e)    Tenant's moving costs and loss of goodwill.

        24.    DEFAULTS AND REMEDIES.

               24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after Landlord gives Tenant written notice that such installment has not been received, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty
(30)


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

days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the rate of ten percent (10%) per annum.

               24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

               24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for ten (10) days (or if such failure cannot be cured within ten (10) days, such reasonable period necessary to cure such failure) after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum shall be payable to Landlord on demand as Additional Rent.

               24.4 The occurrence of any one or more of the following events shall constitute an immediate default hereunder by Tenant and Landlord shall be entitled to exercise appropriate remedies subject to any applicable notice and cure period:

                      (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure continues for a period of five (5) days after Landlord gives Tenant written notice that Tenant has failed to make such payment;

                      (b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, beyond the applicable notice and cure period set forth below;

                      (c) Tenant makes an assignment for the benefit of creditors;

                      (d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                      (e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

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

                      (f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

                      (g) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

                      Landlord may not exercise its remedies under
Section 24.4(b) until thirty (30) days after written notice of the default from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure the default, then Landlord may not exercise such remedies if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion. Such notice shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease within the applicable period of time or quit the Premises.

                      No notice of default shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

               24.5 In the event of a default by Tenant beyond all applicable notice and cure periods, and at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, to the extent permitted by applicable law, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the reasonable cost of, and for the account of Tenant, without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Agents. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                      (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                      (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                      (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                      (d) Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, attorneys' fees and the cost of restoring the Premises to the condition required under the terms of this Lease; plus

                      (e) At Landlord's election, such other reasonable amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                      As used in Subsections (a), (b) and (c), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and (b), the "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 24.1. As used in Subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

               24.6 In the event of a default by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant's right to possession of the Premises, Landlord may continue this Lease in effect and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

               24.7 Notwithstanding anything herein to the contrary, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease, shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

               24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

               24.9 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event Landlord fails to cure such default within such period, then

Tenant may, in addition to its other remedies, cure any default of Landlord, and Landlord shall reimburse all of Tenant's costs of making such cure promptly upon Tenant's request.

               24.10 In the event of any violation of this Lease on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default, but in no event less than thirty (30) days after the notice is given.


        25.    ASSIGNMENT OR SUBLETTING.

               25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, assign, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

               25.2 Tenant may, without Landlord's prior written consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) a successor entity related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant's assets located in the Premises. A sale or transfer of Tenant's capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises. Notwithstanding the foregoing, any subletting or assignment pursuant to this Section 25.2 must be part of a legitimate business transaction and not designed to avoid the requirement of obtaining Landlord's consent to a subletting or assignment pursuant to other provisions of this Article 25.

               25.3 If Tenant desires to assign this Lease or sublease all or any portion of the Premises to an entity whose net worth and liquid assets are equal or greater than Tenant's immediately prior to the assignment, and further provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease arising after the effective date of the transfer, then Landlord upon receipt of proof of the foregoing, will consent to the sublease or assignment.

               25.4 In the event Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises or any part thereof to a transferee other than one set forth in Section 25.2 or 25.3, then at least fifteen (15) days prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

               25.5 Landlord in making its reasonable determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to (i) the financial strength of such successor (but may not withhold consent on this ground if the successor's net worth and liquid assets are equal to or greater than Tenant's immediately prior to the assignment), notwithstanding the assignor remaining liable for Tenant's performance, and (ii) any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within fifteen (15) days following receipt of the Assignment Notice and the information required under this Section 25.5, Landlord shall be deemed to have approved the request. As a condition to any assignment or sublease to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by (as to an assignment) or be subject to (as to a sublease) all of the covenants and agreements in this Lease.

               25.6 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this Article 25 shall be void.

               25.7 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

               25.8 If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, except during the existence of an act of default by Tenant beyond all applicable notice and cure periods, Tenant shall have the right to collect such rent.

               25.9 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises.

               25.10 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord's sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant's request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form set forth in

Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease (unless such condition is waived by Landlord).

               25.11 Except for transactions as described in Section 25.2, notwithstanding the terms of Section 25.8 hereof, in the event Tenant assigns, hypothecates or otherwise transfers this Lease or sublets the Premises, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the rent and other consideration received from the transferee during the term of this Lease in excess of Rent payable to Landlord under this Lease, after Tenant has recouped any reasonable commissions and legal expenses and tenant improvement costs occasioned by such transfer and payable to third parties.

               25.12 In the event Tenant requests the consent of Landlord to assign, hypothecate or otherwise transfer this Lease or sublet the Premises or any part thereof, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including but not limited to attorneys' fees, which costs and expenses shall not exceed Five Hundred Dollars ($500).

        26.    ATTORNEYS' FEES.

               26.1 If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, including any arbitration proceeding, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, expert witness fees and costs of suit.

        27.    BANKRUPTCY.

               27.1 In the event a debtor, trustee, or debtor-in-possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court: (a) the immediate performance of those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance; (b) an immediate cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease; (c) the credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and (d) the assumption or assignment of all of Tenant's interest and obligations under this Lease.

        28.    DEFINITION OF LANDLORD.

               28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord, provided that the transferee of such title or leasehold assumes and agrees in writing to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease; provided, however, that Landlord shall provide Tenant with reasonable written notice of such transfer.

        29.    ESTOPPEL CERTIFICATE.

               29.1 Each party shall, within ten (10) business days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party's knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective lender, purchaser, assignee or subtenant of all or any portion of the Premises.

        30.    REMOVAL OF PROPERTY.

               30.1 Except as provided in this Article 30, all fixtures and personal property owned by Tenant ("Tenant's Removable Property") shall be and remain the property of Tenant, and may be removed by Tenant at any time. Landlord waives any and all rights, title and interest Landlord now has, or hereafter may have, whether statutory or otherwise, in Tenant's Removable Property. At the expiration or earlier termination of this Lease, Tenant shall remove all Tenant's Removable Property in accordance with this Lease, unless Landlord shall have otherwise agreed in writing. As used in the Lease, "Tenant's Removable Property" includes all of Tenant's inventory, equipment, trade fixtures, furniture, furnishings, books and records and other personal property, including without limitation any and all vacuum pumps, uninterruptible power systems, warehouse racks, parts racks, scientific research equipment, portable cold rooms, movable unattached lunch room and office furnishings and equipment, telecommunications and data equipment (other than cabling), machine shop tools and portable equipment, portable glass wash equipment, equipment monitoring systems, air compressors, emergency generators, fume hoods, and machines and equipment used to produce Tenant's products, unless any such items were installed by Landlord at Landlord's cost as part of the Tenant Improvements described on Exhibit "E".

               30.2 The Project, Building and Tenant Improvements (except as set forth in Section 30.3 below), and all fixtures and personal property owned by Landlord, shall be and remain the property of Landlord, and shall, upon the expiration or earlier termination of this Lease, remain upon and be surrendered with the Premises as a part thereof.

               30.3 That portion of the Tenant Improvements paid for by Tenant shall be and remain the property of Tenant; provided, however, all such Tenant Improvements (other that fixtures and personal property described in Section 30.1) shall, upon the expiration or earlier termination of this Lease, become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof. Prior to the Term Commencement Date, Landlord and Tenant shall identify in writing portions of the Tenant Improvements equal in value to the portion of the Tenant Improvements paid for by Tenant, and those portion paid for by Landlord from the Tenant Improvement Allowance or otherwise.

               30.4 Notwithstanding Section 30.1 and 30.3, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damage can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant's removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant, reasonable wear and tear, casualty, condemnation, and alterations not required to be removed by Tenant. At a minimum, even if they are determined to be fixtures or personal property owned by Tenant, Tenant shall leave in place and repair any damage to the interior floors, walls, doors and ceilings of the Premises, all case work installed as part of the Tenant Improvements, all cabling and wiring in the Premises, and the heating, ventilation, air conditioning, plumbing, and electrical systems in the Premises; all such property shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof, unless Tenant obtains Landlord's consent pursuant to Section 12.1 prior to the termination or earlier termination of the Lease, which consent shall not be unreasonably withheld or delayed.

               30.5 If Tenant shall fail to remove any fixtures or personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may store such property at Tenant's expense and dispose of the property under the applicable provisions of Washington law, as such provisions may be modified from time to time.

        31.    LIMITATION OF LANDLORD'S LIABILITY.

               31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of Landlord's interest in the Project, including the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project of which the Premises are a part, and insurance and condemnation proceeds related to the Project.

               31.2 Neither Landlord nor Landlord's Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. If Landlord is a limited liability company, the members, managers, officers, employees, and/or agents of such limited liability company shall not be personally liable and no member, manager, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any member, manager, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, member, manager, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, member, manager, employee, or agent of Landlord.

               31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

        32.    CONTROL BY LANDLORD.

               32.1 Landlord reserves full control over the Project to the extent not inconsistent with Tenant's quiet enjoyment and use of Premises or the terms of this Lease. This reservation includes the right to establish ownership of the Building separate from fee title to the real property underlying the Building, to divide the Project into more than one lot, and to construct other buildings or improvements on the real property, provided Tenant's quiet enjoyment of the Premises is not affected. Tenant shall, should Landlord so request, promptly join with Landlord in execution of such reasonable documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if by reason of the terms of such document Tenant will be deprived of the quiet enjoyment and use of the Premises as granted by this Lease.

               32.2 Landlord reserves the right to enter the Premises, and to cause its contractors to enter the Premises, upon reasonable prior notice to Tenant, to maintain, repair or replace mechanical (HVAC), electrical, plumbing, sprinkler and other systems and equipment within the Premises or within adjoining premises (including access through the Premises to areas of the Building above and below the Premises). Tenant acknowledges that because of the design and configuration of the Building, and the nature of the Building as a multi-tenant biotech facility, that temporary access through the Premises to other areas of the Building will be reasonably necessary from time to time; provided, however, that such access shall not materially interfere with Tenant's use and occupancy of the Premises, and shall comply with Tenant's reasonable security measures. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to adjoining premises unless such injury or interference is unreasonable or is the result of Landlord's negligent or willful act or omission.

        33.    QUIET ENJOYMENT.

               33.1 So long as Tenant is not in default beyond all applicable notice and cure periods, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Premises except as permitted by the provisions of this Lease and that Landlord shall use reasonable efforts to enforce the lease obligations of tenants of the balance of the Building and Project to the extent they might otherwise disturb Tenant's occupancy.

        34.    QUITCLAIM DEED.

               34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises and Project or other document in recordable form suitable to evidence of record termination of this Lease.

        35.    SUBORDINATION AND ATTORNMENT.

               35.1 Subject to Section 35.2 below, this Lease is subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Project and Building of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof.

               35.2 Tenant shall execute and deliver upon demand such instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord and in a form reasonably satisfactory to Tenant, provided that the lienholder, beneficiary, or mortgagee concurrently executes and delivers to Tenant a non-disturbance agreement in recordable form reasonably satisfactory to Tenant. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant beyond all applicable notice and cure periods, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request in a form reasonably satisfactory to Tenant.

               35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the non-disturbance Agreement upon such purchaser's written assumption of Landlord's obligations under the Lease. Prior to the first Delivery Date, Landlord shall obtain from any lenders or ground lessors of the Project a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant's interests under this Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease.

        36.    SURRENDER.

               36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord.

               36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        37. WAIVER AND MODIFICATION. No provision of this Lease may be modified, amended or added to except by an agreement in writing executed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

        38. WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

        39.    HAZARDOUS MATERIAL.

               39.1 During the Term, Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as defined below) in or about the Project by Tenant. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Project by duly licensed carriers. Tenant may manifest and store Hazardous Materials waste in a designated storage room within the Premises. Tenant's radioactive materials and radioactive waste, if any, must be managed and stored in Tenant's laboratory floor area.

               39.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Project by Tenant, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Project, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

               39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's (or from Tenant's Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project in violation of applicable laws, including without limitation
(i) diminution in value of the Project or any portion of the Project, (ii) damages for the loss or restriction on use of any portion or amenity of the Premises or Project, (iii) damages arising from any adverse impact on marketing of space in the Premises or the Project, (iv) damages and the costs of remedial work to other property in the vicinity of the Project incurred by Landlord or an affiliate of Landlord, and (v) reasonable consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant and Tenant's Agents on the same basis as above for any claims which result from Landlord's or from Landlord's Agents receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time in the soil or groundwater of the Project, except to the extent that such actually results from the release or emission of Hazardous Material by Tenant or its agents or employees in violation of applicable environmental laws.

               39.4 The indemnification pursuant to the preceding Section 39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Project, or on, under or about any other property in the vicinity of the Project, to the extent caused by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused by Tenant or Tenant's Agents in violation of laws results in any contamination of the Project, or underlying soil or groundwater, Tenant shall promptly take all actions at its sole expense as are reasonably necessary to return the Project to that condition required by applicable law, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld, except that Tenant shall not be required to obtain Landlord's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority, but Tenant shall give Landlord prompt notice thereof.

               39.5   Landlord acknowledges that it is not the intent of this
Article 39 to prohibit Tenant from operating its business as described in
Article 10 or to interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to make available to Landlord upon reasonable request a list identifying each type of Hazardous Material to be present in or upon the Project and setting forth all governmental approvals or permits required in connection with the presence of Hazardous Material ("Hazardous Materials Summary"). At Landlord's request, and at reasonable times, Tenant shall make available to Landlord the latest available Hazardous Materials Summary and true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Project for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an "owner" or "operator" of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Section 39.5 as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

               39.6 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that (i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Project if the contamination resulted from Tenant's action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement or is protesting or appealing such requirements in good faith, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with

Tenant's use, disposal or storage of a Hazardous Material on the Project, unless Tenant is diligently seeking compliance with such enforcement order or is protesting or appealing such order in good faith.

               39.7 Notwithstanding the provisions of Article 25, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by an applicable law, or (ii) the proposed assignee or sublessee is subject to a final, unappealable enforcement order issued by any governmental authority in connection with such party's use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises and shall have failed to materially comply with such order to date, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

               39.8 Landlord represents that, to its actual knowledge and relying on available environmental site assessments, as of the date of this Lease there is no Hazardous Material on the Project, no underground storage tanks are present on the Project, and no action, proceeding or claim is pending or threatened regarding the Project concerning any Hazardous Material or pursuant to any environmental law. Landlord shall provide Tenant with a current Phase I Environmental Site Assessment, and any current Phase II Environmental Site Assessment recommended therein. Should the environmental site assessment(s) disclose the presence of Hazardous Material beyond legally permissible levels, prior to the first Delivery Date, Landlord shall correct the deficiencies to Tenant's reasonable satisfaction and shall cause updates to the environmental site assessment(s) to be issued reflecting the remedy. The environmental site assessment(s) and all updates thereto are hereinafter referred to as the "Base Line Report", and shall be deemed conclusive as to the condition of the Project, unless, within ninety (90) days after Tenant's receipt of the Base Line Report, Tenant causes an inspection of its own to be conducted, which inspection discloses the presence of Hazardous Material materially different from that disclosed in the Base Line Report.

               39.9 Subject to Section 32.2, at any time prior to the expiration or earlier termination of the Term, Landlord shall, upon reasonable prior notice to Tenant, have the right to enter upon the Premises at all reasonable times and at reasonable intervals in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination was caused by Tenant's use of the Project during the Term. Tenant shall correct any deficiencies identified in any such tests to the extent required by law in accordance with its obligations under this Article 39 to the extent the deficiencies are the result of Tenant's use of the Project during the term of this Lease.

               39.10 Tenant shall at its own expense cause an environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as is necessary to identify any impact on the Project Tenant's operations might have had (hereinafter referred to as the "Exit Report"). Tenant shall correct any deficiencies identified in the Exit Report in accordance with its obligations under this Article 39 prior to the expiration or earlier termination of this Lease. This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Project, and the provisions of Articles 7, 10, 18, and 20 shall not apply thereto.

               39.11 The obligations and indemnities under this Article 39 shall survive the termination of the Lease.

               39.12 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Washington or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

        40.    OPTION TO EXTEND TERM.

               40.1 Landlord grants to Tenant the right to extend the term of this Lease for one (1) five (5) year period under the same terms and conditions existing in the original Lease except as set forth in this Article 40. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord given no later than nine (9) months prior to the end of the original term.

               40.2 Basic Annual Rent shall be adjusted on the first day of the extension term to ninety five percent (95%) of the fair market rental value of the Premises as of the commencement of the extension term, but in no event shall the adjusted Basic Annual Rent be less than the Basic Annual Rent for the final year of the original term.

               40.3 Within thirty (30) days after Tenant's exercise of the option, Landlord shall obtain at its expense and deliver to Tenant an independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. Following its receipt of Landlord's appraisal, Tenant may elect to obtain at its expense and deliver to Landlord a second independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. If Tenant elects not to obtain a second appraisal, Landlord's appraisal shall be conclusive. If Tenant's appraisal is less than Landlord's appraisal, the two appraisers shall appoint a third independent appraiser within ten (10) days after delivery of Tenant's appraisal to appraise the fair market rental value of the Premises as of the commencement of the extension term. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party. The appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the fair market rental value as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the fair market rental value at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the fair market rental value, all appraisers shall submit to Landlord and Tenant an independent appraisal of the fair market rental value in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the fair market rental value by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average. Landlord and Tenant shall bear equally the expense of the third appraiser.

               40.4   All appraisers appointed hereunder shall have at least ten
(10) years' experience in the appraisal of commercial and industrial real property in Bothell, Washington and shall be members of professional organizations such as the American Appraisal Institute with a designation of MAI or equivalent and shall not have worked for either party or the principals thereof in the three (3) year period preceding such time.

               40.5 As used herein, the term "fair market rental value of the Premises" shall mean the base rent that a ready and willing tenant would pay for similarly improved space in Bothell, Washington as of the commencement of the extension term, to a ready and willing landlord, for a term of five (5) years on the terms and conditions of the Lease, determined as if the Premises were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used without taking into consideration any improvements to the Premises made at Tenant's expense, and including periodic rental increases, if any. Any appraiser appointed hereunder to determine the "fair market rental value of the Premises" shall take into account all of the other terms and conditions of this Lease.

               40.6 Any increase in Basic Annual Rent under this Article 40 which is not determined until after the effective date of the increase shall nevertheless be retroactive to the effective date, and Tenant shall pay any such retroactive increase with the installment of Rent next due.

               40.7 The Basic Annual Rent for the extension term determined as set forth above shall be increased on each anniversary date of the commencement of extension term in accordance with this Section 40.7. On the first anniversary of the commencement of the extension term, and on each anniversary thereafter, the initial Basic Annual Rent shall be multiplied by a fraction, the numerator of which shall be the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers (All Items) (1982-84=100) for the U.S. City Average (the "CPI") of the calendar month immediately preceding the adjustment date, and the denominator of which shall be the CPI for the calendar month immediately preceding the commencement of the extension term; provided, however, in no event shall Basic Annual Rent be increased on each anniversary of the commencement of the extension

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

term less than two percent (2%) or more than three percent (3%) of the previous year's Basic Annual Rent.

               40.8 Tenant shall not have the right to exercise its option to extend the term, notwithstanding anything set forth above to the contrary: (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default beyond all applicable notice and cure periods under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid beyond all applicable notice and cure periods and continuing until the obligation is paid; or (c) after the expiration or earlier termination of this Lease. The period of time within which the option to extend may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the option because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 40 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an option to extend if, after such exercise, but prior to the commencement of the extension term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of sixty (60) days after Landlord gives Tenant notice of notice of nonpayment, or (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord give Tenant notice of such default.

               40.9 Notwithstanding anything to the contrary contained in this section, if Tenant does not, in its sole discretion, approve the rental amount set forth in Landlord's appraisal, Tenant shall have the right to withdraw its exercise of the extension option by giving Landlord written notice of such election to rescind within twenty (20) days after receipt of Landlord's appraisal. If Tenant rescinds its exercise of the extension option, then (a) this Lease shall terminate on the date this Lease would have otherwise terminated absent Tenant's exercise of the extension option; and (b) Tenant shall pay all costs and expenses of the appraisal.

        41.    RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE.

               41.1 If, at any time during the Term of this Lease, as it may be extended, Landlord shall solicit or receive a bona fide offer in writing ("Offer") from a third party to lease all or any part of the balance of the space in the Building ("Expansion Space"), Tenant shall have a right of first refusal ("Right of First Refusal") to lease the Expansion Space upon the same terms and conditions as set forth in the Offer. Landlord, promptly following Landlord's solicitation or receipt of the Offer, shall deliver written notice to Tenant specifying the economic terms and conditions stated in the Offer. Tenant shall exercise its Right of First Refusal by providing Landlord with written notice of its exercise within five (5) business days after the date of receipt of Landlord's notice regarding the Offer. If Tenant exercises its Right of First Refusal within the five (5) business-day period, Landlord and Tenant promptly shall execute an amendment to this Lease (or, at Landlord's election, a new Lease) for the Expansion Space, which includes the terms and conditions set forth in the Offer. If Tenant fails to provide Landlord with its written notice of exercise within the five (5) business-day period, then Tenant shall be deemed to have elected not to exercise its Right of First Refusal with respect to the particular Offer at issue. Notwithstanding the foregoing, if Landlord negotiates with the proposed tenant lease terms materially more favorable then those offered to Tenant but rejected,

Landlord shall be required to submit the more favorable terms to Tenant for its review. Tenant shall have three (3) business days after receipt of the more favorable terms to accept or reject the Expansion Space. If Tenant rejects the more favorable terms, Landlord shall be free to enter into a lease with the proposed tenant. Tenant's Right of First Refusal shall be continuous during the Term and any extension thereof. Tenant's rejection of any particular Offer shall not relieve Landlord of its obligation to again offer any Expansion Space to Tenant at any time that the Expansion Space subsequently becomes available. If Landlord fails to lease any portion of the Expansion Space within ninety (90) days of delivering to Tenant an Offer for such Expansion Space, Landlord shall again offer such Expansion Space to Tenant as set forth above.

               41.2 The Right of First Refusal herein granted to Tenant is not assignable separate and apart from this Lease.

               41.3 Tenant shall not have the right to exercise the Right of First Refusal, notwithstanding anything set forth above to the contrary: (a) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default beyond all applicable notice and cure periods under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) During the period of time commencing on the day after a monetary obligation to Landlord is unpaid beyond all applicable notice and cure periods and continuing until the obligation is paid; or (c) After the expiration or earlier termination of this Lease. The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Right of First Refusal because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 41 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Right of First Refusal, if, after such exercise, but prior to the execution of said lease, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after Landlord give Tenant notice of nonpayment, or
(2) Tenant fails to commence to cure a default within thirty (30) days after Landlord gives Tenant notice of such default.

               41.4 The Right of First Refusal is continuing, in that if Tenant fails to exercise the Right of First Refusal with regard to any particular space, the Right of First Refusal shall nevertheless apply to that particular space if Landlord determines to lease all or any part of such space at any later time, and to any other available space in the building in which the Premises are located which Landlord determines to lease.

        42.    MISCELLANEOUS.

               42.1 TERMS AND HEADINGS. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

               42.2 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

               42.3 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

               42.4 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed a covenant.

               42.5 ENTIRE AGREEMENT. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

               42.6 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect; provided, however, if the provisions of this Lease relating to Tenant's stated use of the Premises shall be determined by any government agency having jurisdiction to be invalid or unenforceable, this Lease, effective as of the date of such determination, shall be deemed to be void and of no further force and effect.

               42.7 RECORDING. Either Landlord or Tenant may record a short form memorandum hereof, subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

               42.8 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

               42.9 INUREMENT. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 42.9 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

               42.10 FORCE MAJEURE. If either party cannot perform any of its obligations (other than Tenant's obligation to pay Rent), or is delayed in such performance (other than Tenant's obligation to pay Rent), due to events beyond such party's control, the time provided for performing such obligations shall be extended by a period of time equal to the delay attributable to such events. Events beyond a party's control include, but are not limited to, acts of terrorism, acts of God (including earthquake), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, government regulation or restriction and weather conditions, but do not include financial inability to perform.

               42.11 NOTICES. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by (i) personal delivery, (ii) by mail, certified and return receipt requested, or (iii) by recognized overnight delivery services, and if given by personal delivery shall be deemed given on the date


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

of delivery, if given by mail shall be deemed given three (3) business days after deposit in United States Mail if sent by certified mail, addressed to Tenant or Landlord at the addresses shown in Section 2.1.8 hereof, and if give by recognized overnight delivery service shall be deemed given one (1) business day after deposit with the overnight delivery services if addressed to Tenant or Landlord at the addresses shown in Section 2.1.8 hereof. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

               42.12 AUTHORITY TO EXECUTE LEASE. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

               42.13 GOVERNING LAW. This Lease shall be construed and enforced pursuant to the law of the State of Washington.

               42.14 APPROVALS. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

               42.15 REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under this Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

Dated:  9 May, 2002

Phase 3 Science Center LLC
A California limited liability company

Ahwatukee Hills Investors, LLC
An Arizona limited liability company

J. Alexander's LLC
A Delaware limited liability company

        By:    Phase 3 Properties, Inc.,
               a California Corporation,
               Property Manager

               By:    /s/ W. NEIL FOX, III
                      ------------------------------
                      W. Neil Fox, III
                      Chief Executive Officer


TENANT:

Dated:  23 April, 2002

Nastech Pharmaceutical Company Inc.
a Delaware corporation


By:     /s/ STEVEN C. QUAY M.D., Ph.D.
        -------------------------------------
        Name:  Steven C. Quay M.D., Ph.D.
             --------------------------------
        Title: Chairman, CEO, President
               ------------------------------

    STATE OF CALIFORNIA
    COUNTY OF SAN DIEGO

        I, Donna Gambee, a Notary Public of the County and State aforesaid, certify that W. Neil Fox III personally came before me this day and acknowledged that he is Chief Executive Officer of Phase 3 Properties, Inc., a California corporation, which is the Property Manager of property owned by Phase 3 Science Center LLC, a California limited liability company, Ahwatukee Hills Investors LLC, an Arizona limited liability company and J. Alexander's LLC, a Delaware limited liability company (collectively, the "Owners") and that by authority duly given, the foregoing was signed in the name of Phase 3 Properties, Inc. by its Chief Executive Officer, as Property Manager of property owned by the Owners, as the act and deed and on behalf of such Owners.

        Witness my hand and official seal this the 9th day of May, 2002.


                                         /s/ DONNA GAMBEE
                                    ---------------------------------------
                                    Notary Public
    [OFFICIAL SEAL]                 Print Name: Donna Gambee
                                               ----------------------------
    My commission expires: 5 / 25/ 2003

STATE OF Washington

COUNTY OF King

I, Cara Ledbetter, a Notary Public, do hereby certify that Steven Quay personally appeared before me this day and acknowledged that __he is CEO & President of Nastech Pharmaceutical Company Inc., a Delaware corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its CEO & President, sealed with its corporate seal, and attested by himself as its _______________ Secretary.

WITNESS my hand and notarial seal, this the 23rd day of April, 2002.


-------------------------------------
Notary Public
Print Name:       /s/ CARA A. LEDBETTER
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My commission expires: 8/15/2008



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                                   EXHIBIT "A"

                       LEGAL DESCRIPTION OF REAL PROPERTY


That certain real property located in the City of Bothell, County of Snohomish, State of Washington, legally described as Lot 7, Quadrant Monte Villa Center, according to the plat thereof recorded in Volume 54 of Plats, pages 165 through 169, inclusive, records of Snohomish County, Washington.

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EXHIBIT "B"

                            SITE PLAN OF THE PROJECT




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                                   EXHIBIT "C"

                             OUTLINE OF THE PREMISES




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                                   EXHIBIT "D"

                    ACKNOWLEDGMENT OF TERM COMMENCEMENT DATE

        Pursuant to Section 3.2 of that certain Lease dated _______________, 2002, by and between Phase 3 Science Center LLC, a California limited liability company, [and its co-tenants, collectively,] Landlord, and Nastech Pharmaceutical Company Inc., a Delaware corporation, Tenant, for the Premises described in the Lease in the Building at 3450 Monte Villa Parkway, Bothell, Washington, we hereby acknowledge that the Term Commencement Date of the Lease, as defined therein, is _______________, 200__, and the Term Expiration Date of the Lease, as defined therein, is _______________, 200__.

        IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date as of __________, 200__.

LANDLORD:

Phase 3 Science Center LLC,
a California Limited Liability Company

Ahwatukee Hills Investors LLC,
an Arizona Limited Liability Company

J. Alexander's LLC,
a Delaware Limited Liability Company

By:     Phase 3 Properties, Inc.,
        a California Corporation,
        Property Manager


        By:    _____________________________
               W. Neil Fox, III
               Chief Executive Officer

TENANT:

Nastech Pharmaceutical Company Inc.,
a Delaware corporation


By:     _____________________________
        Name:  _______________________
        Title: _______________________


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                                   EXHIBIT "E"

                      SCHEMATIC SHOWING TENANT IMPROVEMENTS


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                                  EXHIBIT "E-1"

                            TENANT IMPROVEMENT BUDGET


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                                  EXHIBIT "E-2"

                                 TENANT SIGNAGE






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                                   EXHIBIT "F"

                              FORM LETTER OF CREDIT


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                             [FORM LETTER OF CREDIT]

            IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______________

                                                     DATE: _________________


BENEFICIARY:          Phase 3 Science Center LLC
                      Ahwatukee Hills Investors LLC
                      J. Alexander's LLC
                      c/o Phase 3 Properties, Inc.
                      8910 University Center Lane, Suite 265
                      San Diego, CA 92122

APPLICANT:




AMOUNT:               $


EXPIRATION DATE:      ____________________

LOCATION:             At our counter in San Diego.


Dear Sir/Madam:

We hereby establish our Irrevocable Standby Letter of Credit No. _______________ in your favor. Available for payment by ___________________, Attn: Int'l Dept. of Beneficiary's draft at sight drawn on us, and accompanied by the following documents:

1.      The original of this Letter of Credit and amendment, if any.

2. A signed and dated certification from the beneficiary stating the following:

        "An event of default beyond all applicable notice and cure periods has occurred by _________________________, as Tenant ("Tenant") under that certain Lease Agreement between Tenant and Phase 3 Science Center LLC, as Landlord (the "Lease"), and the terms and conditions of the Lease authorize Landlord to now draw down on the Letter of Credit."


        or


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        "Tenant has failed to renew this Letter of Credit or deliver to Landlord a replacement letter of credit at least thirty (30) days prior to the expiration of this Letter of Credit."


SPECIAL CONDITIONS:

1. This Letter of Credit is transferable in whole but not in part, only upon our receipt of the attached Exhibit "A" (Transfer Form) duly completed and executed by the Beneficiary, together with this original Letter of Credit and amendments (if any) accompanying our transfer charges.

2.      Partial drawings are allowed.

All documents, including draft(s), must indicate the number and date of this credit. Each draft presented hereunder must be accompanied by this original Letter of Credit for our endorsement thereon of the amount of such draft(s).

Documents must be sent to us via overnight courier (i.e., Federal Express, UPS, DHL or any other express courier) at our address:

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                             --------------------------
                             --------------------------
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                             Attn:  International Division

We hereby engage with drawers and /or bonafide holders that draft(s) drawn under and negotiated in conformance with the terms and conditions of the subject credit will be duly honored on presentation.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.



        ------------------------------      ------------------------------
        Authorized Signature                Authorized Signature





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                                   EXHIBIT "G"

                              RULES AND REGULATIONS


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                              RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2. If Landlord reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, and which is not included in plans approved by Landlord, Tenant shall remove said object.

3. Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances, or stairways within the Premises, which are required to be kept clear for health and safety reasons.

4. No deliveries shall be made which impede or interfere with other tenants or the operation of the Project.

5. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Fixtures and equipment which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration or reduce such noise and vibration to acceptable levels.

6. Tenant shall not use any method of heating or air-conditioning other than that shown in Tenant Improvement plans; provided, however, the foregoing shall not prohibit Tenant's reasonable use of space heaters and local area fans.

7. Tenant shall not install any radio, television or other antenna, cell or other communications equipment or other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvement plans. Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.




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8.      Canvassing, peddling, soliciting and distribution of handbills or any other written material in the Project outside of the Premises are prohibited, and Tenant shall cooperate to prevent such activities.

9. Tenant shall store all its trash, garbage and Hazardous Material within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material which cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Material disposal.

10. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises, except that use by Tenant of Underwriter's Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employees use shall be permitted, or equipment shown on approved Tenant Improvement plans, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

11. Without the written consent of the Landlord (which shall not be unreasonably withheld or delayed), Tenant shall not use the name of the Project, if any, in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations (i) reasonably established by Landlord or
        (ii) established by any governmental agency.

13. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

14. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

16. Landlord reserves the right to make such other and reasonable and nondiscriminatory rules and regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project, and for the preservation of good order therein, subject to prior notice to Tenant and Tenant's consent, which will not be unreasonably withheld, conditioned or delayed. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.


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17.     Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.


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                                   SCHEDULE 1

               LIST OF REMOVABLE PROPERTY PURSUANT TO SECTION 17.7


                      PROPERTY TENANT IS REQUIRED TO REMOVE

                           PROPERTY TENANT MAY REMOVE





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